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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

On November 2, 2021, the Centers for Medicare & Medicaid Services (CMS) published its Final Rules for 2022 Medicare physician fee payment rates and 2022 Medicare facility fee payment rates for services furnished in both the hospital outpatient (HOPD) and Ambulatory Surgical Center (ASC) settings. These Final Rules supercede the proposed rates that were issued in July 2021, and are subject to the issuance of any updates or corrections by CMS prior to or around January 1, 2022, the date these Final Rules take effect. Glaukos Corporation (“Glaukos”) issued a press release announcing the proposed 2022 physician fee payment rates on July 14, 2021, and filed a Current Report on Form 8-K announcing the proposed 2022 facility fee payment rates with the U.S. Securities and Exchange Commission on July 20, 2021.

In the Final Rules, CMS established payments for new Category I Current Procedural Terminology (CPT) codes 66991 for cataract extraction in combination with the insertion of an aqueous drainage device, and 66989 for complex cataract extraction in combination with the insertion of an aqueous drainage device. Category I CPT Codes 66991 and 66989 will replace Category III codes 0191T and 0376T as the primary codes that physicians, hospitals and ASCs will use to seek reimbursement utilizing Glaukos’ trabecular micro-bypass technologies (iStent®, iStent inject®, and iStent inject W) when used as approved in combination with cataract surgery. The Calendar Year 2022 Medicare Physician Fee Schedule Final Rule and accompanying Addenda include a 2022 physician fee payment rate for CPT code 66991 of approximately $663.57, representing incremental physician fee payment for the insertion of an aqueous draining device of approximately $134.73, and a 2022 physician fee payment rate for CPT code 66989 of approximately $831.56, representing incremental physician fee payment for the insertion of an aqueous draining device of approximately $107.18.

The Final Rule with respect to facility fee payment rates, and accompanying Addenda, include a 2022 ASC facility fee payment rate for CPT codes 66991 and 66989 of $3,245.55. Glaukos estimates that approximately 80% of procedures utilizing its trabecular micro-bypass technologies in the U.S. are performed in the ASC setting. For the remaining estimated 20% of procedures performed in the HOPD setting, the Final Rule includes a 2022 HOPD facility fee payment rate for CPT codes 66991 and 66989 of $4,250.50. Additionally, the Final Rule includes a 2022 ASC facility fee payment rate for CPT code 0671T, for standalone insertion of an aqueous drainage device, of $1,601.18 in the ASC setting and $2,120.86 in the HOPD setting, which would be the primary code that hospitals and ASCs will use to seek reimbursement utilizing Glaukos’ iStent® infinite product, which is not yet approved by the U.S. Food & Drug Administration.

The Final Rules and accompanying Addenda, including these final payment rates, can be accessed on the CMS website at www.cms.gov. All website references herein are provided for convenience only and the content of the website does not constitute a part of this Current Report on Form 8-K. Further, the information contained herein shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
Name: Joseph E. Gilliam
Title: Chief Financial Officer and Senior Vice President, Corporate Development

Date: November 3, 2021